CUSIP NO.
Registered                                                           Face Amount
No. FL-

                         UNITED TECHNOLOGIES CORPORATION
                           MEDIUM-TERM NOTE, SERIES B
                              (SINGLE INDEXED NOTE)
             Due from Nine Months to Thirty Years from Date of Issue

        If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Security is a Global Security and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

ISSUE PRICE:

ORIGINAL ISSUE DATE:

STATED MATURITY DATE:

BASE RATE:

INITIAL INTEREST RATE:

INDEX MATURITY:

SPREAD (PLUS OR MINUS):

SPREAD MULTIPLIER:

AUTHORIZED DENOMINATIONS:

CALCULATION AGENT:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

INTEREST RESET PERIOD:

INTEREST RESET DATES:

INTEREST PAYMENT PERIOD:

INTEREST PAYMENT DATES:

REPORTING SERVICE:

DESIGNATED CMT TELERATE PAGE:

DESIGNATED CMT MATURITY INDEX:

SPECIFIED CURRENCY:

EXCHANGE RATE AGENT:

OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY:  |_| YES |_| NO

DENOMINATED CURRENCY:

INDEXED CURRENCY:

BASE EXCHANGE RATE:

DETERMINATION AGENT:

REFERENCE DEALERS:

SINKING FUND:

TOTAL AMOUNT OF OID:

YIELD TO MATURITY:

INITIAL ACCRUAL PERIOD OID:

OPTION TO ELECT REPAYMENT: |_| YES |_| NO

OPTIONAL REPAYMENT DATES:

OPTIONAL REPAYMENT PRICES:

OPTIONAL INTEREST RATE RESET:  |_| YES |_| NO

OPTIONAL RESET DATES:

OPTIONAL EXTENSION OF MATURITY:  |_| YES |_| NO

LENGTH OF EXTENSION PERIOD:

NUMBER OF EXTENSION PERIODS:

FINAL MATURITY DATE:

DEPOSITORY:

OPTIONAL REDEMPTION:  |_| YES |_| NO

INITIAL REDEMPTION DATE:

DEFEASANCE:  |_| YES |_| NO

COVENANT DEFEASANCE:   |_| YES |_| NO

OTHER PROVISIONS:

        IF APPLICABLE AS DESCRIBED ABOVE, THE REDEMPTION PRICE SHALL INITIALLY BE _______% OF THE PRINCIPAL AMOUNT OF THIS SECURITY PAYABLE AT THE STATED MATURITY DATE AND SHALL DECLINE AT EACH ANNIVERSARY (EACH SUCH DATE, A "REDEMPTION DATE") OF THE INITIAL REDEMPTION DATE BY ______% OF SUCH PRINCIPAL AMOUNT UNTIL THE REDEMPTION PRICE IS 100% OF SUCH PRINCIPAL AMOUNT; PROVIDED, HOWEVER, THAT IF THIS SECURITY IS A DISCOUNT SECURITY, THE REDEMPTION PRICE SHALL BE THE AMORTIZED FACE AMOUNT, AS DESCRIBED ON THE REVERSE HEREOF. A DISCOUNT SECURITY IS ANY SECURITY FOR WHICH THE TOTAL AMOUNT OF OID SPECIFIED ABOVE IS GREATER THAN ZERO.

        UNITED TECHNOLOGIES CORPORATION, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________ or registered assigns, in the Denominated Currency on the Stated Maturity Date the principal sum equal to the Face Amount hereof, plus or minus an amount determined by the Determination Agent in accordance with the formula set forth below and to pay interest on the Face Amount as described below and on the reverse hereof.

        If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of this Security payable at the Stated Maturity Date (which, unless otherwise specified on the face hereof, shall in no event be greater than twice the Face Amount of this Security) shall equal:


        Face Amount + (Face Amount x   Spot Rate -- Base Exchange Rate
                                     -----------------------------------)
                                                  Spot Rate

        If the Base Exchange Rate exceeds the Spot Rate, the principal amount of the Security payable at the Stated Maturity Date (which shall, in no event, be less than zero) shall equal:


        Face Amount -- (Face Amount x  Base Exchange Rate -- Spot Rate
                                     -----------------------------------)
                                                  Spot Rate

        where (i) "Base Exchange Rate" is the exchange rate, expressed in units of the Indexed Currency per one unit of Denominated Currency, specified as such above and (ii) "Spot Rate" is the rate, expressed in units of the Indexed Currency per one unit of Denominated Currency, which shall be the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Determination Agent from the Reference Dealers specified above in The City of New York at 11:00 a.m., New York City time, on the second Exchange Rate Day prior to the Stated Maturity Date (the "Determination Date"), for an amount of Indexed Currency equal to the Face Amount hereof multiplied by the Base Exchange Rate, in terms of the Denominated Currency for settlement on the Stated Maturity Date. If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. If the Spot Rate is less than or equal to one-half of the Base Exchange Rate, the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount shall be payable hereon at the Stated Maturity Date.

        "Exchange Rate Day" means any day which is a Business Day in The City of New York and, if the Denominated Currency or Indexed Currency is any currency or currency unit other than U.S. dollars, in the principal financial center of the country of such Denominated Currency or any Indexed Currency.

        "Reference Dealers" means the three banks or firms specified as such on the face hereof or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor.

        In the event of any optional redemption by the Company, any repayment at the option of the Holder or acceleration of the Maturity of this Security prior to the Stated Maturity Date, the term

"Stated Maturity Date" shall refer to the date of redemption, repayment or acceleration of this Security.

        The Company shall pay interest on the Face Amount hereof at the Initial Interest Rate shown above from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date and thereafter at the Base Rate shown above, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, shown above, determined in accordance with the provisions on the reverse hereof, until the principal hereof is paid or made available for payment. The Company will pay interest on each Interest Payment Date specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date, and at Maturity; provided, however, that any payment of principal (and premium, if any) or interest to be made on any Interest Payment Date or on a date of Maturity that is not a Business Day shall be made on the next succeeding Business Day (except that if the Base Rate specified above is LIBOR, and such day falls in the next succeeding calendar month, such payment will be made on the next preceding Business Day) as described on the reverse hereof. For purposes of this Security, "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) if the Specified Currency shown above is not U.S. dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (which, in the case of European Currency Units, shall be Brussels, Belgium) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency and
(c) if the Base Rate shown above is LIBOR, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in the Specified Currency are transacted in the London interbank market.

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date or at Maturity will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date") in the case of interest payments other than at Maturity, and on the date of Maturity in the case of an interest payment at Maturity, whether or not such Regular Record Date or date of Maturity is a Business Day; provided, however, that in the case of a Security originally issued between a Regular Record Date and the initial Interest Payment Date relating to such Security, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on such initial Interest Payment Date to the Person to whom such Security shall have been originally issued; provided further that in the case of a Global Security originally issued between a Regular Record Date and the initial Interest Payment Date relating to such Security, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture.

        All payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Company or its agent will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof, provided, however, that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written request to the Company's co-paying agent (the "Paying Agent") in The City of New York, which must be received by the Co-Paying Agent on or prior to the applicable record date or at least fifteen calendar days prior to Maturity, as the case may be; provided further that if the Holder of this Security elects to receive all such payments in a Specified Currency that is replaced by a single European currency (expected to be named the euro), the amount of principal of, premium, if any, or interest payable on any Security denominated in such currency shall be determined in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union. Such election will remain in effect unless and until changed by written notice to the Co-Paying Agent, but the Co-Paying Agent must receive written notice of any such change on or prior to the applicable record date or at least fifteen calendar days prior to Maturity, as the case may be. Until the Securities are paid or payment therefor is provided for, the Company will, at all times, maintain a Co-Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Co-Paying Agent. The Company has appointed State Street Bank and Trust Company, N.A., New York, New York, as Co-Paying Agent. If the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, until the Company determines that the Specified Currency is again available for making such payments.

        In the event of an official redenomination of the Specified Currency shown above, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

        Unless otherwise shown above, payment of interest on this Security (other than at Maturity) will be made by check (from an account at a bank outside the United States if such check is payable in a currency other than U.S. dollars) mailed to the registered address of the Person entitled thereto; provided that if the Holder hereof is the Holder of U.S. $10,000,000 or more in aggregate principal amount of Securities of like tenor and term (or the equivalent thereof in Specified Currency other than U.S. dollars determined as provided on the reverse hereof), such interest payments will be made in immediately available funds, but only if appropriate instructions have been received in writing by the Co-Paying Agent on or prior to the applicable record date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may, if applicable, provide appropriate instructions to the Co-Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified above, the principal hereof (and premium, if any) and interest hereon payable at Maturity will be paid to the Holder on the date of Maturity in immediately available funds (payable to an account maintained by the payee with a bank located outside the United States if payable in a Specified Currency other than U.S. dollars) upon surrender of this Security at the office of the Co-Paying Agent maintained for that purpose in The City and State of New York (or at such other location as may be specified above), provided that this Security is presented to the Co-Paying Agent in time for the Co-Paying Agent to make such payments in accordance with its normal procedures. The Company will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

        If the registered owner of this Security (as indicated above) is the Depository or a nominee of the Depository, this Security is a Global Security and the following legend is applicable except as specified on the reverse hereof: THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

UNITED TECHNOLOGIES CORPORATION


By:
   ------------------------------------
         Vice President, Treasurer


Attest:
       --------------------------------
                 Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY
As Trustee


By:
   ------------------------------------
           Authorized Officer

                              [Reverse of Security]



               Section 1. General. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1990, as it may be supplemented from time to time (herein called the "Indenture"), between the Company and State Street Bank and Trust Company (as successor to The Connecticut National Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series set forth on the face hereof, unlimited in aggregate principal amount.

               Section 2. Payments. If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent"), based on the indicative quotation in The City of New York selected by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date that yields the largest number of U.S. dollars upon conversion of the Specified Currency. Such selection shall be made from among the quotations from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the Specified Currency for U.S. dollars. If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable as provided below.

        If the Specified Currency is other than U.S. dollars and the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to the applicable payment date. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available

Market Exchange Rate for such component currency). From the start of the third stage of European Economic and Monetary Union, any payments on this Security that are required to be made in ECU will be payable in euro at the rate of one euro for one ECU, and the provisions discussed in this paragraph will not result in payment in U.S. dollars in such circumstances unless euros are no longer used in the European Monetary System.

        All currency exchange costs will be borne by the Company unless the Holder of this Security has made an election to receive all payments in a Specified Currency other than U.S. dollars. In that case, the Holder of this Security shall bear its pro rata portion of currency exchange costs, if any, with all other electing Holders by deductions from payments otherwise due.

        Section 3. Interest Rate Calculations. This Security will bear interest from its Original Issue Date to the first Interest Reset Date at the Initial Interest Rate set forth on the face hereof. Thereafter, the interest rate hereon for each Interest Reset Period will be determined by reference to the Base Rate set forth on the face hereof, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, set forth on the face hereof.

        As set forth on the face hereof, this Security may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate"); and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be set forth on the face hereof, the interest rate on this Security will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

        The rate of interest hereon will be reset daily, weekly, monthly, quarterly, semi-annually or annually (the "Interest Reset Period"), as set forth on the face hereof. Unless otherwise set forth on the face hereof, the date or dates on which interest will be reset (each an "Interest Reset Date") will be, if this Security resets daily, each Business Day; if this Security (unless the Base Rate set forth on the face hereof is the Treasury Rate) resets weekly, the Wednesday of each week; if the Base Rate set forth on the face hereof is the Treasury Rate, and this Security resets weekly, the Tuesday of each week (except as provided below); if this Security resets monthly, the third Wednesday of each month; if this Security resets quarterly, the third Wednesday of March, June, September and December; if this Security resets semi-annually, the third Wednesday of the two months set forth on the face hereof; and if this Security resets annually, the third Wednesday of the month set forth on the face hereof; provided, however, that (a) the interest rate in effect from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate as set forth on the face hereof and (b) the Interest Rate in effect for the ten days immediately prior to Maturity will be that in effect on the tenth day preceding such Maturity. If an Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding Business Day, except that, if the Base Rate set forth on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. If the Base Rate set forth on the face hereof is the Treasury Rate, and an auction for Treasury bills falls on a day that is an

Interest Reset Date for this Security, such Interest Reset Date shall be the next succeeding Business Day.

        Unless otherwise set forth on the face hereof, the interest payable hereon on each Interest Payment Date and at Maturity shall be the amount of interest accrued from and including the Original Issue Date or the last Interest Payment Date to which interest has been paid to, but excluding such Interest Payment Date or date of Maturity, as the case may be. If the interest rate is reset daily or weekly, interest payable hereon will be the amount of interest accrued from and including the Original Issue Date or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at Maturity, the interest payable will include interest accrued to, but excluding, the date of Maturity. Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable on such day by 360, if the Base Rate set forth on the face hereof is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, CMT Rate or Prime Rate or by the actual number of days in the year, if the Base Rate set forth on the face hereof is the Treasury Rate. The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as set forth on the face hereof).

        Unless otherwise set forth on the face hereof, all percentages resulting from any calculation of the rate of interest hereon will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

        Unless otherwise set forth on the face hereof, interest will be payable, if this Security resets daily or weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as set forth on the face hereof; if this Security resets quarterly, on the third Wednesday of March, June, September and December of each year; if this Security resets semi-annually, on the third Wednesday of the two months set forth on the face hereof; and if this Security resets annually, on the third Wednesday of the month set forth on the face hereof; and in each case, at Maturity. Unless otherwise set forth on the face hereof, if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day, except that, if the Base Rate set forth on the face hereof is LIBOR and such day would fall in the next succeeding calendar month, such Interest Payment Date will be the next preceding Business Day. Any payment of principal (and premium, if any) and interest required to be made on this Security on a date of Maturity that is not a Business Day will be made on the next succeeding Business Day, except in the case of LIBOR Securities, if such Business

Day would fall in the next succeeding calendar month, such payment will be made on the next preceding Business Day (in each case with the same force and effect as if made on such date of Maturity, and no additional interest shall accrue as a result of any such delayed payment).

        If the Base Rate set forth on the face hereof is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the CMT Rate or the Prime Rate, the "Interest Determination Date" pertaining to an Interest Reset Date for this Security will be the second Business Day next preceding such Interest Reset Date. If the Base Rate set forth on the face hereof is LIBOR, the "Interest Determination Date" pertaining to an Interest Reset Date for this Security will be the second London Banking Day next preceding such Interest Reset Date. If the Base Rate set forth on the face hereof is the Treasury Rate, the "Interest Determination Date" pertaining to an Interest Reset Date for this Security will be the day of the week, in which such Interest Reset Date falls, on which Treasury bills of the Index Maturity set forth on the face hereof are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

        The "Calculation Date," where applicable, pertaining to an Interest Determination Date, is the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day.

        The Company will appoint and enter into an agreement with an agent (a "Calculation Agent") to calculate the rate of interest on the Securities of this series which bear interest at a floating rate. Unless otherwise set forth on the face hereof, State Street Bank and Trust Company will be the Calculation Agent. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date.

        Subject to applicable provisions of law and except as specified herein, with respect to each Interest Determination Date, the rate of interest shall be the rate determined by the Calculation Agent in accordance with the provisions of the applicable heading below.

        Determination of CD Rate. If the Base Rate set forth on the face hereof is the CD Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity set forth on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H-15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if not so published by 9:00 a.m., New York City time, on the Calculation

Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity set forth on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in Composite Quotations by 3.00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity set forth on the face hereof in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

        Determination of Commercial Paper Rate. If the Base Rate set forth on the face hereof is the Commercial Paper Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity set forth on the face hereof, as such rate shall be published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper--Nonfinancial" or, if unavailable, such other headings representing commercial paper issued by nonfinancial entities whose bond rating is "AA" or the equivalent from a nationally recognized rating agency. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Interest Determination Date of the rate for commercial paper of the Index Maturity set forth on the face hereof as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper." If such rate is not yet published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity set forth on the face hereof, placed for industrial issuers whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

        "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                     D x 360
        MONEY MARKET YIELD =------------------------- x 100
                                 360 -- (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity.

        Determination of Federal Funds Rate. If the Base Rate set forth on the face hereof is the Federal Funds Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal funds as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on such Interest Determination Date; provided, however, that, if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

        Determination of LIBOR. If the Base Rate set forth on the face hereof is LIBOR, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, set forth on the face hereof. With respect to Securities indexed to the London interbank offered rate for U.S. dollar deposits, unless otherwise set forth on the face hereof, "LIBOR" means the rate determined by the Calculation Agent as follows:

               (i) (a) If "LIBOR Reuters" is specified on the face hereof as the Reporting Service, with respect to an Interest Determination Date, the Calculation Agent will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity set forth on the face hereof which appears on the "Reuters Screen LIBO Page" at approximately 11:00 a.m., London time, on such Interest Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR with respect to such Interest Determination Date will be such arithmetic mean. If fewer than two such offered rates so appear, then LIBOR with respect to such Interest Determination Date will be determined in accordance with
        (ii) below.

               (b) If "LIBOR Telerate" is specified on the face hereof as the Reporting Service, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified, LIBOR will be the rate for U.S. dollar deposits having the specified Index Maturity, commencing on the second Business Day immediately following such Interest Determination Date, which appears on the display designated on page "3750" on the Telerate Service (or such other page as may replace the "3750" page on the service for the purpose of displaying London interbank offered rates of major banks) (or, if such display is not available at any such time, a comparable display, as determined in the sole discretion of, and selected by, the Calculation Agent, of London interbank offered rates of major banks as may be available from a similar service) ("Telerate Page 3750") as of 11:00 a.m., London time, on such Interest Determination Date. If no rate appears, LIBOR with respect to such Interest Reset Date will be determined as described in (ii) below.

               (ii) With respect to an Interest Determination Date, if LIBOR Reuters is the applicable interest rate basis for determining LIBOR, and if fewer than two such offered rates appear on the Reuters Screen LIBO Page, or if LIBOR Telerate is the applicable interest rate basis for determining LIBOR and no rate appears on Telerate Page "3750," the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the Index Maturity set forth on the face hereof commencing on such Interest Reset Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, for the period of the Index Maturity set forth on the face hereof, commencing on such Interest Reset Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

        If this Security is indexed to the London interbank offered rate for deposits in a Specified Currency other than U.S. dollars, the method for determining such rate will be set forth on the face hereof.

        Determination of Treasury Rate. If the Base Rate set forth on the face hereof is the Treasury Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such date of direct obligations of the United States ("Treasury bills") having the Index Maturity set forth on the face hereof as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate
(expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity set forth on the face hereof are not published or reported as provided above, by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity set forth on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the interest rate for the applicable period will be the interest rate in effect on such Interest Determination Date.

        Determination of CMT Rate. If the Base Rate set forth on the face hereof is the CMT Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, set forth on the face hereof. Unless otherwise set forth on the face hereof, the "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "Treasury Constant
Maturities--Federal Reserve Board Release H.15--Mondays Approximately 3:45 p.m.", under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055 or any successor page, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052 or any successor page, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the

Designated CMT Maturity Index (as defined below) as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United Sates Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date reported, according to their written records, by three leading primary United States governmental securities dealers (each, a "CMT Rate Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such CMT Rate Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date of three CMT Rate Reference Dealers in The City of New York (from five such CMT Rate Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such CMT Rate Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer side prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three CMT Rate Reference Dealers so selected by the Calculation Agent are quoting rates as mentioned herein, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five CMT Rate Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

        "Designated CMT Telerate Page" means the display on the Dow Jones Markets Service on the page specified on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052 for the most recent week.

        "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

        Determination of Prime Rate. If the Base Rate set forth on the face hereof is the Prime Rate, this Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, set forth on the face hereof.

        Unless otherwise set forth on the face hereof, the "Prime Rate" means, with respect to any Interest Reset Date, the rate set forth for the relevant Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 am., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME 1 Page") as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME 1 Page on such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME 1 Page on such Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent, provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Interest Determination Date.

        References herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.

        Section 4. Redemption. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at prices declining from a specified premium, if any, to par together with accrued interest to the Redemption Date. The Company may exercise such option by causing the Trustee to mail, first class postage prepaid, a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date, setting forth the applicable redemption price, Redemption Date, and principal amount of this Security to be redeemed. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

        Section 5. Optional Repayment. If so specified on the face hereof, this Security will be repayable prior to Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with accrued interest to the Optional Repayment Date. In order for this Security to be repaid, the Company must receive at least 30 but not more than 45 days prior to an Optional Repayment Date this Security with the form below entitled "Option to Elect Repayment" duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security for less than the entire Face Amount of the Security provided that the Face Amount of the Security remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Security shall be canceled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

        Section 6. Optional Interest Reset. If so specified on the face hereof, the interest rate on this Security may be reset by the Company on the date or dates specified on the face hereof (each an "Optional Reset Date"). The Company may exercise such option with respect to this Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Optional Reset Date for this Security. Not later than 40 days prior to each Optional Reset Date, the Trustee will mail te the Holder of this Security a notice (the "Reset Notice"), first class postage prepaid, setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of this Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

        Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period by causing the Trustee to mail notice of such higher interest rate to the Holder of this Security. Such Notice shall be irrevocable. All Securities with respect to which the interest rate is reset on an Optional Reset Date will bear such higher interest rate, whether or not tendered for repayment.

        The Holder of this Security will have the option to elect repayment by the Company of the principal of this Security on each Optional Reset Date at a price equal to the principal amount hereof plus any accrued interest to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth above for optional repayment except that the period for delivery of this Security or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered this

Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

        Section 7. Optional Extension of Maturity. If so specified on the face hereof, the Stated Maturity Date of this Security may be extended at the option of the Company for the period or periods specified on the face hereof (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face hereof. The Company may exercise such option with respect to this Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity Date for this security in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company exercises such option, the Trustee will mail to the Holder of the Security not later than 40 days prior to the Original Stated Maturity Date a notice (the "Extension Notice"), first class postage prepaid, indicating (i) the election of the Company to extend the Maturity, (ii) the new Stated Maturity Date, (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the Trustee's mailing of the Extension Notice, the Stated Maturity Date of this Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, this Security will have the same terms as prior to the mailing of such Notice.

        Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity Date of this Security the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to mail notice of such higher interest rate, first class postage prepaid, to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity Date is extended will bear such higher interest rate for the Extension Period, whether or not tendered for repayment as described below.

        If the Company extends the Stated Maturity Date of this Security, the Holder will have the option to elect repayment of this Security by the Company on the Original Stated Maturity Date at a price equal to the principal amount hereof, plus any accrued interest to such date. In order to obtain repayment on the Original Stated Maturity Date once the Company has extended the Stated Maturity Date hereof, the Holder must follow the procedures set forth above for optional repayment except that the period for delivery of this Security or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity Date and except that, if the Holder has tendered this Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity Date.

        Section 8. Sinking Fund. Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

        Section 9. Discount Securities. If this Security is a Discount Security, the amount payable in the event of redemption by the Company, repayment at the option of the Holder or acceleration of Maturity, in lieu of the Face Amount due at the Stated Maturity hereof, shall be equal to the sum of (i) unpaid interest, if any, on this Security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity, as the case may be, and (ii) the Amortized Face Amount of this Security as of the date of such redemption, repayment or acceleration. The "Amortized Face Amount" of this Security shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus
(b) that portion of the difference between the Issue Price and the Face Amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Security exceed its Face Amount.

        Section 10. Modification and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of not less than a majority in aggregate principal amount, in certain instances of the Outstanding Securities of individual series and in other instances of all Securities at the time Outstanding, to waive on behalf of all of the Holders of Securities of such individual series or of the Holders of all Securities at the time Outstanding, as the case may be, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or make provision as provided in Article Fourteen of the Indenture for the payment of the amount of principal of (and premium, if any) and interest on this Security herein provided, and at the times, places and rate, and in the coin or currency, herein prescribed.

        Section 11. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

        Section 12. Authorized Denominations. The Securities of this series are issuable only in global or certificated registered form, without coupons, and, unless otherwise specified above, in denominations of $100,000 and any integral multiple of $1,000 in excess thereof as provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate Face Amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        Section 13. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

        If this Security is a Global Security, this Security is exchangeable only if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, or the Depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended. In such case, the Company will issue Securities in certificated form in exchange for each Global Security. In addition, the Company may at any time determine not to have Securities represented by a Global Security, and, in such event, will issue Securities in certificated form in exchange for the Global Security. representing such Security. In addition, if there shall have occurred and be continuing an Event of Default, the Company will issue Securities in certificated form in exchange for each Global Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $100,000 (or such other denomination as shall be specified by the Company) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        Section 14. Events of Default. If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        Section 15. Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Section 16. Governing Law. This Security shall be governed by and construed in accordance with the law of the State of New York.

                            OPTION TO ELECT REPAYMENT

        The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at (i) the Optional Repayment Price indicated on the face hereof, if this Security is to be repaid pursuant to the Optional Repayment provision hereof, or (ii) 100% of the principal amount of this Security to be repaid plus accrued interest to the Optional Reset Date, if this Security is to be repaid pursuant to the Optional Interest Reset provision hereof, or to the Original Maturity Date, if this Security is to be repaid pursuant to the Optional Extension of Maturity provision hereof.

Dated:
      ----------------------------          ------------------------------------
                                            Signature

SIGNATURE GUARANTEED:                       Sign  exactly as name appears on the
                                            front  of this  Security  [SIGNATURE
                                            GUARANTEED   -   required   only  if
                                            Securities  are  to  be  issued  and
                                            delivered    to   other   than   the
----------------------------------          registered holder]

----------------------------------          Fill   in   for    registration   of
                                            Securities if to be issued otherwise
                                            than to the registered holder:

Face Amount to be repaid, if amount         Name:
repaid is less than the Face Amount of
this Security (Face Amount remaining        ------------------------------------
must be an authorized denomination)
                                            Address:
                                                    ----------------------------

----------------------------------          ------------------------------------

                                            ------------------------------------
                                            (Please print name and address
                                            including zip code)

                                            SOCIAL SECURITY OR OTHER TAXPAYER ID
                                            NUMBER


                                            ------------------------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM               -      as tenants in common
TEN ENT               -      as tenants by the entireties
JT TEN                -      as joint tenants with right of survivorship and not
                             as tenants in common

UNIF GIFT MIN ACT     -              Custodian
                             --------         --------
                              (Cust)           (Minor)

Under Uniform Gifts to Minors Act
                                 ----------------
                                      (State)

     Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------
      Please print or type name and address, including zip code of assignee


--------------------------------------------------------------------------------
          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE


the within Security of UNITED TECHNOLOGIES CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Security on the books of the within named Company, with full power of substitution in the premises.

Dated:
      ------------------------------

SIGNATURE GUARANTEED:
                                            ------------------------------------

------------------------------------        ------------------------------------
                                            NOTICE:   The   signature   to  this
                                            assignment  must correspond with the
                                            name as it appears  upon the face of
                                            the   within   Security   in   every
                                            particular,  without  alteration  or
                                            enlargement     or    any     change
                                            whatsoever.